UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) AUGUST 17, 2009

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	98-0535482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 17, 2009 the Boards of Directors of the Registrant and Nortel Networks Limited (“NNL”) approved the corporate performance metrics and their weightings for the third quarter of 2009 for the Nortel Networks Limited Annual Incentive Plan (the “AIP”). The corporate performance metrics for the third quarter of 2009 are revenue, cash and cash equivalents and reserve fund, savings plan (headcount reductions) and outage recovery, each weighted equally. In addition, the Boards determined that each of the five business units including CDMA (Code Division Multiple Access) and LTE (Long Term Evolution)/WiMax, GSM (Global System for Mobile Communications)/UMTS (Universal Mobile Telecommunications System), CVAS (Carrier Voice Over Internet Protocol, Applications and Solutions), Enterprise Solutions and Metro Ethernet Networks) would also be subject to business unit level performance objectives for purposes of the AIP. On August 17, 2009, the Boards of Directors of the Registrant and NNL approved business unit metrics and their weightings for the third quarter of 2009 — revenue, operating expense, headcount reductions, management operating margin and outage recovery, each weighted equally.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/S/ ANNA VENTRESCA
Anna Ventresca General Counsel – Corporate and Corporate Secretary

By:	/S/ SAMANTHA GRAFF
Samantha Graff Assistant Secretary

Dated: August 18, 2009